Exhibit 10.2

AMENDMENT AND TERMINATION AGREEMENT

This AMENDMENT AND TERMINATION AGREEMENT (this “Amendment and Termination Agreement”), dated as of October 7, 2013 amends and terminates that certain Shareholder Agreement, dated as of April 19, 2011, as amended, modified or supplemented (the “Shareholder Agreement”), by and between Seagate Technology plc, a company incorporated under the laws of Ireland (“Company”) and Samsung Electronics Co., Ltd., a company organized under the laws of the Republic of Korea (“Shareholder”).  Company and Shareholder are sometimes referred to herein as the “Parties” and each individually as a “Party.” Capitalized terms not defined herein have the meanings set forth in the Shareholder Agreement.

R E C I T A L S

WHEREAS, Section 6.5(a) of the Shareholder Agreement provides in pertinent part that any provision of the Shareholder Agreement may be amended if such amendment is in writing and signed by the Company and Shareholder.

WHEREAS, the Company and Shareholder have entered into a Share Redemption Agreement dated as of October 7, 2013 (the “Share Redemption Agreement”) pursuant to which the Company shall purchase and redeem 32,700,000 of the ordinary shares of the Company held by Shareholder (the “Share Redemption”).

WHEREAS, the Parties now desire, in connection with entering into the Share Redemption Agreement, to (i) amend the Shareholder Agreement, such amendment to be effective immediately prior to and contingent upon the Closing (as such term is defined in the Share Redemption Agreement) (the “Closing”), (ii) terminate the Shareholder Agreement, such termination to be effective as of and contingent upon the Closing with certain terms surviving such termination, and (iii) waive and release any and all claims, causes of action, and rights as against one another arising under the Shareholder Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the Parties hereby agree as follows:

A G R E E M E N T

1.                                      Amendment to Shareholder Agreement.  Notwithstanding anything to the contrary contained in the Shareholder Agreement:

(a)                                 Section 6.5 of the Shareholder Agreement is hereby amended and restated in its entirety to read as follows:

“This Agreement may be amended or terminated if, and only if, such amendment or termination agreement is in writing and signed by Company and Shareholder.  Any provision of this Agreement may be waived by the Party against whom the waiver is to be effective.  Notwithstanding anything to the contrary contained in the Shareholder Agreement, if this Agreement is terminated pursuant to Section 6.5, all rights and obligations of the Parties hereunder (except for Section 1.1 (Certain Definitions), Section 1.2 (Rules of Construction), Section 3.2 (Restrictive Legends; Securities Law Compliance), Section 3.3(a) (Procedures for Transfer; Right of First Refusal), Section 3.4 (Applicability to Other Securities), Article IV (Registration), Article VI (Miscellaneous), and Appendix A (Definitions and Index of Defined Terms) (such provisions are collectively referred to as the “Surviving Sections”) which Surviving Sections shall remain in full force and effect in accordance with their respective terms) shall terminate.”

(b)                                 Section 4.1(a) of the Shareholder Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the provisions of this Article IV, to the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, on or prior to November 8, 2013 (the “Extended Release Date”), Company shall effect the registration under the Securities Act of all of Shareholder’s Registrable Securities on or prior to the Extended Release Date; provided, however, that if the Extended Release Date occurs when there is a Material Pending Event, then Company may postpone the filing of a Registration Statement for a period not to exceed 90 consecutive calendar days from the Extended Release Date upon providing Shareholder with written notice of such postponement (which notice need not include a statement of the reason for such postponement).  Shareholder shall keep confidential any communications received by it from Company regarding the postponement pursuant to this Section 4.1(a) (including the fact of the postponement).”

(c)                                  The address for notices and other communications under the Shareholder Agreement for Wilson Sonsini Goodrich & Rosati that is set forth in Section 6.6(b) of the Shareholder Agreement is hereby amended and restated as follows:

“Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Facsimile:                 +1-650-493-6811

Attention:                 Larry W. Sonsini

Mark B. Baudler”

(d)                                 The address for notices and other communications under the Shareholder Agreement for the Company that is set forth in Section 6.6(b) of the Shareholder Agreement is hereby amended and restated as follows:

Seagate Technology Public Limited Company

38/39 Fitzwilliam Square

Dublin 2

Ireland

Facsimile:                 +1- 408-658-1772

Attention:                 Kenneth Massaroni

2.                                      Termination of Shareholder Agreement.  The Shareholder Agreement, as amended by Section 1 of this Amendment and Termination Agreement, is hereby terminated pursuant to Section 6.5 thereof, which termination shall be effective as of and contingent upon the Closing, and no Party thereto shall have any surviving obligations, rights or duties thereunder, other than the Surviving Sections (as amended hereby) as specifically provided for in Section 6.5 thereof (as amended hereby), which shall remain in full force and effect in accordance with their respective terms (the “Surviving Rights”).  For the avoidance of doubt, and notwithstanding any express language in any section of the Shareholder Agreement, all sections of the Shareholder Agreement other than the Surviving Sections shall terminate effective upon the termination of the Shareholder Agreement.

3.                                      Waiver of Claims.  Effective as of and contingent upon the Closing, each Party (each, a “Releasor Party”) hereby irrevocably waives and releases and discharges each other Party and its Affiliates (each, a “Released Party”) from and against any and all claims, causes of action, demands, orders, obligations and rights (other than with respect to the Surviving Rights, to which such waiver and release shall not apply) both at law and in equity, in each case arising under the Shareholder Agreement, as amended by Section 1 of this Amendment and Termination Agreement, that Releasor Party has as of the Closing, has ever had or at any time could have asserted against any of the Released Parties, whether in law, equity or otherwise, whether known or unknown, suspected or unsuspected (the “Released Claims”).  Notwithstanding anything to the contrary contained herein (except as expressly waived in Section 4 herein), this release shall not operate to discharge or release the Released Parties from, and the Released Claims shall in no event include, any rights or claims that a Releasor Party may have against any Released Party in any capacity other than as a Party hereto (including under any other Contract such Party may have with any Released Party in any other capacity).

4.                                      Governing Law.  This Amendment and Termination Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

5.                                      Counterparts; Effectiveness.  This Amendment and Termination Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in Person.  This Amendment and Termination Agreement shall become effective immediately prior to, and its effectiveness shall be contingent upon the occurrence of, the Closing.  In the event the

Share Redemption Agreement is terminated prior to the occurrence of the Closing, this Amendment and Termination Agreement shall be void ab initio.

6.                                      Severability.  If any provision of the Amendment and Termination Agreement is held to be invalid or unenforceable at law, all other provisions of the Amendment and Termination Agreement shall remain in full force and effect.  Upon any such determination, the Parties agree to negotiate in good faith to modify this Amendment and Termination Agreement so as to give effect to the original intent of the Parties to the fullest extent permitted by applicable law.

7.                                      Modification.  This Amendment and Termination Agreement may not be altered, amended or modified in any way except by a written instrument referencing this Amendment and Termination Agreement signed by all Parties.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment and Termination Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the date first above written.

SEAGATE TECHNOLOGY PLC

By:	/s/ Patrick J. O’Malley
Name: Patrick J. O’Malley
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment and Termination Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment and Termination Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the date first above written.

SAMSUNG ELECTRONICS CO., LTD.

By:	/s/ Kyeong Seak Ok
Name: Kyeong Seak Ok
Title: EVP

[Signature Page to Amendment and Termination Agreement]